INVESTOR CONTACT:
Thomson Financial  / Carson
Erik Knettel, 212-701-1963
erik.knettel@tfn.com
Or
Steve Silver, 212-701-1816
steven.silver@tfn.com

For Immediate Release
---------------------


Science Dynamics Corporation Announces New Financing Agreement

CHERRY HILL, NJ -- (May 24, 2001) -- Science Dynamics "SciDyn" (NASDAQ: SIDY), a developer of Internet Protocol-based (IP) telephony solutions and services, announced today it has received the net proceeds from a $1.2 million financing agreement with the Laurus Family of Funds. The Laurus Fund is a private equity fund that specializes in providing financing to emerging small and mid capitalization companies.

Joy Hartman, President and Chief Executive Officer of SciDyn stated, "With financing in place and a reorganization of our corporate structure to better align our operations with the current economic outlook having been completed, we have positioned SciDyn to exit the current slowdown in telecom spending in a position of strength. The Laurus financing secures funding that is more closely aligned with SciDyn's business needs. Our previously announced agreement with Alpha Venture Capital, Inc. no longer met the capital requirements of the Company, as such funding did not provide for bridge loan financing. The Laurus funding represents a major stride in SciDyn establishing an ongoing relationship with an institutional investor specializing in the financing of emerging growth companies. These funds allow us to focus our efforts on research and development and customer service, which are essential to our strategy."

Proceeds from the Laurus agreement will fund SciDyn's corporate activities including research and development, as well as other general corporate purposes. The financing agreement announced today replaces the agreement with Alpha Venture Capital Inc., previously announced on March 15, 2001. SciDyn successfully negotiated the termination of the Alpha Venture Capital agreement, including the cancellation of 500,000 warrants originally issued pursuant to such agreement.

David Grin, Fund Manager of Laurus Funds, stated, "This funding should provide SciDyn with the initial growth capital necessary to continue its strategic initiatives. Laurus Funds believes in the strength of the management team and the technology at SciDyn. Consistent with Laurus' investment strategy, we are planning on a successful long-term funding relationship with SciDyn. As with all Laurus investments, we expect this investment to be only the first step in providing ScidDyn with the financial support necessary to achieve it's short-term and long-term objectives."

Sheldon Hofferman, Chairman of SciDyn, stated, "This financing agreement permits us to go forward in the near term with our strategic initiatives, allowing us to concentrate on expanding the global market opportunities for our VoIP Gateways, Video over Frame Relay and our VoIP enabled Commander Inmate Control System products. Given the recent market volatility, the extended time frame required to gain access to funds from Alpha Venture Capital and the original formula for drawing down those funds, our prior financing agreement no longer provided the best alternative for SciDyn's capital funding needs.
With this new financing in place, the entire management team is focused on penetrating new markets and expanding the demand for SciDyn products and services."

Further details on the terms of the Laurus agreement will be available in the Company's forthcoming from 8-K, currently being filed with the Securities and Exchange Commission.

About Science Dynamics Corporation:

Headquartered in Cherry Hill, New Jersey, Science Dynamics Corporation (SciDyn) is a leading developer of telecommunications solutions. SciDyn's IP telephony products enable the seamless connection between traditional circuit-switch based networks and the next generation of packet-based networks. Products include: The IntegratorC-2000(R) series of IP Telephony Gateways; the Commander II Inmate Control phone system (also based on the IntegratorC-2000(R) architecture) and the VFX-200 series of Video over Frame Relay Access Devices (FRADs). Visit SciDyn' website at http://www.SciDyn.com.

The Company is making this statement in order to satisfy the "safe harbor" provisions contained in the Private Securities Litigation Reform Act of 1995. This press release includes forward-looking statements relating to the business of the Company. Forward-looking statements contained herein or in other statements made by the Company are made based on management's expectations and beliefs concerning future events impacting the Company and are subject to risks, uncertainties and factors relating to the other factors, which Company's operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company, that could cause actual results of the Company to differ materially from those set forth above and elsewhere in the Annual Report. The Company may encounter competitive, technological, and financial and business challenges making it more difficult to market its products and services, the impact of which may in matters expressed in or implied by forward-looking statements. The Company believes that the following factors, among others, could turn affect the Company's results of operations and financial position, affect its future performance and cause actual results of the Company to differ materially from those expressed in or implied by forward-looking statements made by or on behalf of the Company: (a) the effect of technological changes; (b) increases in or unexpected losses; (c) increased competition; (d) fluctuations in the costs to operate the business; (e) uninsurable risks; and (f) general economic conditions.